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                                  EXHIBIT 23.3

                          Consent of BDO Seidman, LLP



























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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Galaxy Nutritional Foods, Inc.
Orlando, Florida



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 27, 2000, relating to the financial statements of Galaxy Nutritional Foods, Inc. (formerly known as Galaxy Foods Company) appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended March 31, 2000.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP



New York, New York
December 15, 2000




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